Exhibit 23.1
                                                                 -------------




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-43006, No. 33-55065, No. 33-62913, No. 333-
17793, No. 333-39731 and No. 333-39735) and Form S-3 (No. 333-22427) of
Laboratory Corporation of America Holdings and Forms S-3/S-4 (No. 33-58307 and No. 33-58775) of National Health Laboratories Holdings, Inc. of our report dated February 20, 1998, except as note 10, which is as of February 25, 1998, which appears on page F-2 of Laboratory Corporation of America Holdings' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Selected Financial Data" in such Annual Report on Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Raleigh, North Carolina
March 27, 1998

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